Exhibit 10.1

Contact

Lindsay Gorrill

Lgorrill@stargoldcorp.com

(208) 664-5066

Star Gold Corp., Expands Executive Leadership Team

Appointed Lindsay Gorrill as Chief Executive Officer and Gerry Pascale as Chief Financial Officer

Coeur d’Alene, Idaho – February 10, 2026 — Star Gold Corp. (the “Company”) today announced that Lindsay Gorrill, current Chairman and immediate past Chief Financial Officer, has been appointed Chief Executive Officer, effective February 9, 2026. As part of the leadership expansion and transition, the Company has appointed Gerry Pascale as Chief Financial Officer, further strengthening its executive team as Star Gold advances its Longstreet mining project.

Mr. Gorrill’s appointment as CEO reflects the Company’s focus on disciplined execution, capital efficiency, and long-term value creation. A globally recognized mining executive, Mr. Gorrill brings more than 30 years of experience building mines and companies from discovery through full-scale production. He has successfully developed operating mines across multiple jurisdictions and is widely regarded for his ability to scale organizations, align capital with strategy, and convert development-stage assets into producing operations. His leadership will guide Star Gold’s strategic direction, operational execution, and stakeholder alignment as the Company progresses toward mining production.

Mr. Gorrill’s background combines deep operational expertise with financial discipline, enabling Star Gold to advance its assets responsibly, efficiently, and profitably. His experience in mine development, organizational building, and capital allocation positions the Company to execute its growth strategy while maintaining strong governance and financial oversight.

Concurrent with Mr. Gorrill’s transition to Chief Executive Officer, Gerry Pascale has been appointed Chief Financial Officer. Mr. Pascale brings more than 20 years of senior financial leadership experience, with extensive expertise in public company financial reporting, capital markets, SEC compliance, and governance.

174 E Neider ave #222 Coeur d’Alene, Idaho 83815	lgorrill@stargoldcorp.com +1 (208) 755-6989	SRGZ-OTCQB stargoldcorp.com

Mr. Pascale is currently a CFO Partner at SeatonHill Partners, LP, where he has served since November 2025. Prior to joining SeatonHill, he was the Founder and Managing Member of SC Financial Group, LLC, advising U.S. and international clients on CFO leadership, valuation, financial modeling, capital formation, and the financial and regulatory requirements of public companies. Throughout his career, Mr. Pascale has worked closely with management teams, audit committees, legal counsel, and auditors to ensure accurate, timely, and compliant SEC filings.

Previously, Mr. Pascale served as Chief Financial Officer of Netfin Acquisition Corp., a NASDAQ-listed special purpose acquisition company, where he oversaw accounting, finance, and treasury functions, including all SEC financial reporting. Netfin raised $254 million in its initial public offering and completed the acquisition of Triterras Fintech Pte. Ltd. (NASDAQ: TRIT) in November 2020, retaining approximately 97% of its original shareholders. Mr. Pascale has also served as CFO and Audit Committee Chairman of NASDAQ-listed companies, supported listings on U.S. and international exchanges, and helped companies raise more than $500 million in capital while establishing the financial systems and controls required of growth-stage and newly public companies.

“Gerry’s depth of experience in public company finance, capital markets, and regulatory compliance significantly strengthens our leadership team,” said Lindsay Gorrill, Chairman and Chief Executive Officer of Star Gold Corp. “His appointment allows us to further strengthen executive focus while ensuring the financial rigor and transparency as we execute the Company’s plans to become a gold and silver producer.”

“I am pleased to join Star Gold Corp. at an important stage in the Company’s evolution,” said Gerry Pascale, Chief Financial Officer. “Star Gold has assembled a strong leadership team and a clear strategic direction, and I look forward to strengthening the Company’s financial platform, enhancing transparency and governance, and supporting disciplined execution to drive long-term value for shareholders.”

About Star Gold Corp.

Star Gold is a U.S.-focused precious metals company developing scalable, high-margin gold and silver assets in Nevada. In one of the world's premier and most established mining jurisdictions. Star Gold is focused on advancing its flagship Longstreet Gold-Silver Project in Nye County, Nevada. The 100% owned Longstreet Project spans approximately 2,600 acres, comprising of 137 unpatented mining claims and 5 additional unpatented claims.  Star Gold is strategically progressing the technical studies and documentation required to support a potential Environmental Impact Statement (EIS) and move to production, Star Gold is dedicated to responsible exploration and sustainable development.

For more information, visit www.stargoldcorp.com

174 E Neider ave #222 Coeur d’Alene, Idaho 83815	lgorrill@stargoldcorp.com +1 (208) 755-6989	SRGZ-OTCQB stargoldcorp.com